EXHIBIT 23(a)

      	      PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
             		 FOR FISCAL YEAR ENDED DECEMBER 31, 1996


            		     CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in this Annual
Report (Form 10-K) of Peoples Bancorp Inc. of our report dated
January 31, 1997, included in the 1996 Annual Report to
Shareholders of Peoples Bancorp Inc.

  We also consent to the incorporation by reference in the Registration Statements pertaining to the Amended and Restated 1993 Stock Option Plan (Form S-8, No. 33-67878) and the 1995 Stock Option Plan (Form S-8, No. 33-59569) of Peoples Bancorp Inc. of our report dated January 31, 1997, with respect to the consolidated financial statements of Peoples Bancorp Inc. and Subsidiaries incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 1996.


                        				  /s/ ERNST & YOUNG L.L.P.
                         			  Ernst & Young L.L.P.


Charleston, West Virginia
March 27, 1997